UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 4, 2009

AGY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	335-150749	20-0420637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2556 Wagener Road Aiken, South Carolina	29801
(Address of principal executive offices)	(Zip Code)

(888) 434-0945

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) AGY Holding Corp. (the “Company”) has entered into an agreement (the “Agreement”) with Tatum, LLC, an executive services firm that provides Chief Financial Officer services to companies. Pursuant to the Agreement, William Johnson will act in the capacity of Interim Chief Financial Officer of the Company, effective November 4, 2009, for a minimum three month commitment period. During the term of the Agreement, Tatum LLC will provide Mr. Johnson’s compensation and the Company will reimburse him directly for any travel and out-of-pocket expenses incurred in connection with his service.

Mr. Johnson, who is 59 years old, is a member with Tatum, LLC. Mr. Johnson has been with Tatum since 2002 and has acted as Chief Financial Officer on Tatum engagements for companies in various industries. Prior to joining Tatum, Mr. Johnson was employed by W.R. Grace & Co., a manufacturer of specialty chemicals and materials, for 16 years, where he held several financial executive positions and served as Chief Financial Officer of Grace Logistics Services, a subsidiary of W.R. Grace & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGY HOLDING CORP.

Date: November 10, 2009	By:	/s/ Douglas J. Mattscheck
	Name:	Douglas J. Mattscheck
	Title:	Chief Executive Officer